As filed with the Securities and Exchange Commission on December 16, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Warren Resources, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1311	11-3024080
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)
	489 Fifth Avenue, 32ndFloor
	New York, NY 10017
	(212) 697-9660

Norman F. Swanton
Warren Resources, Inc.
489 Fifth Avenue, 32ndFloor	489 Fifth Avenue, 32ndFloor
New York, NY 10017	New York, NY 10017
(212) 697-9660	(212) 697-9660

(Address, including zip code, and telephone	(Name, address, including zip code, and
number, including area code, of registrant’s	telephone number, including area code, of agent
principal executive offices)	for service)

Copies to:
Alan L. Talesnick, Esq.		Christopher M. Kelly, Esq.
Lloyd H. Spencer, Esq.		Timothy J. Melton, Esq.
Marci M. Fulton, Esq.		Jones Day
Patton Boggs LLP		North Point
1660 Lincoln Street		901 Lakeside Avenue
Suite 1900		Cleveland, OH 44114-1190
Denver, CO 80264		(216) 586-3939
(303) 830-1776

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ File No. 333-118535

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If the Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

	Proposed maximum
Title of each class of securities	aggregate offering	Amount of
to be registered	price(1)	registration fee
Common Stock, par value $.0001 per share	$11,937,500	$1,405.04

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o). In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on form S-1 (File No. 333-118535), as amended, is registered hereby.

Explanatory Note and Incorporation of Certain Information by Reference

This Registration Statement on Form S-1 is being filed by Warren Resources, Inc. (the “Registrant”) pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. The Registrant hereby incorporates by reference into this Registration Statement on Form S-1 the contents of the Registrant’s Registration Statement on Form S-1 (File No. 333-118535) declared effective on December 16, 2004 by the Securities and Exchange Commission (the “Commission”) including each of the documents filed or deemed included by the Registrant with the Commission therein.

Part II

Information Not Required in Prospectus

Item 16. Exhibits and Financial Statement Schedules

     (A) Exhibits

Exhibit
Number	Description of Exhibits

5.1*	Opinion of Patton Boggs LLP, counsel to Warren Resources, Inc.
23.1	Consent of Grant Thornton LLP
23.2	Consent of Williamson Petroleum Consultants, Inc.
23.3	Consent of CBIZ Valuation Group, Inc.
23.4*	Consent of Patton Boggs LLP

*	Incorporated by reference to Exhibit 5.1 of the Company’s Registration Statement originally filed on August 25, 2004, Commission File No. 333-118535

     (B) Financial Statement Schedules

     None

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Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on December 16, 2004.

WARREN RESOURCES, INC.
By:	/s/ Norman F. Swanton
Name:	Norman F. Swanton
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Norman F. Swanton Norman F. Swanton	President, Chief Executive Officer and Chairman (Principal Executive Officer)	December 16, 2004
/s/ Timothy A. Larkin Timothy A. Larkin	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 16, 2004
/s/ Dominick D’Alleva Dominick D’Alleva	Director	December 16, 2004
/s/ Chet Borgida Chet Borgida	Director	December 16, 2004
/s/ Anthony Coelho Anthony Coelho	Director	December 16, 2004
/s/ Lloyd G. Davies Lloyd G. Davies	Director	December 16, 2004
/s/ Marshall Miller Marshall Miller	Director	December 16, 2004
/s/ Thomas G. Noonan Thomas G. Noonan	Director	December 16, 2004
/s/ Michael R. Quinlan Michael R. Quinlan	Director	December 16, 2004

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